UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2018

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan		48813
(Address of Principal Executive Offices)		(Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      Departure of Certain Officers

On June 14, 2018, Spartan Motors, Inc. (the “Company”) announced that Frederick J. Sohm, its Chief Financial Officer, was taking a temporary medical leave of absence and that Matthew W. Long would be assuming the role of Interim Chief Financial Officer and Treasurer during Mr. Sohm’s absence.

On December 11, 2018, the Company’s Board of Directors reappointed Mr. Sohm as the Company’s Chief Financial Officer, effective January 1, 2019. Mr. Long’s role as Interim Chief Financial Officer and Treasurer will end effective December 31, 2018.

(c)     Appointment of Certain Officers

The information disclosed in Item 5.02(b) above is incorporated here by reference. Mr. Sohm, age 49, joined the Company as its Chief Financial Officer on September 28, 2015. Certain additional background and other information regarding Mr. Sohm is disclosed in the Company’s proxy statement filed with the SEC on April 12, 2018. Mr. Sohm’s compensation and benefits, which continued during his temporary leave of absence, have not changed from the compensation and benefits disclosed in such proxy statement. There were no arrangements or understandings between Mr. Sohm and any other person pursuant to which he was selected as an officer of the Company. Mr. Sohm is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2017, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Sohm had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: December 17, 2018	/s/ Matthew Long
By: Matthew Long
Its: Interim Chief Financial Officer

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